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                  AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
     EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (LOSS)





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
                                                                     From
                                                                 Inception on
                                                                 February 9,
                           For the Six Months Ended July 31,     1984 Through
                           ---------------------------------        July 31,
Primary and Fully Diluted:       1996              1995              1996
                           --------------------------------------------------

Average Shares Outstanding     5,040,855         4,831,210         1,535,000

Net Loss                     $  (158,208)      $  (216,838)      $(1,728,231)
                           --------------------------------------------------

Earnings (Loss) Per Share    $     (0.03)      $     (0.04)      $     (1.12)
                           --------------------------------------------------
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